Exhibit 4.3

______________________________________

AMENDMENT NO. 2

Dated as of July 1, 2004

to

POOLING AND SERVICING AGREEMENT

Dated as of July 1, 2004

among

GREENWICH CAPITAL ACCEPTANCE, INC.,

Depositor,

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,

Seller,

WELLS FARGO BANK, N.A.,

Master Servicer and Securities Administrator,

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,

Trustee and Custodian

HarborView Mortgage Loan Trust 2004-6

Mortgage Loan Pass-Through Certificates, Series 2004-6

______________________________________

THIS AMENDMENT NO. 2, dated as of July 1, 2004 (the “Amendment”), to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of July 1, 2004, among GREENWICH CAPITAL ACCEPTANCE, INC., a Delaware corporation, as depositor (the “Depositor”), GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation, as seller (in such capacity, the “Seller”), WELLS FARGO BANK, N.A., a national banking association, as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (in such capacity, the “Trustee”) and as custodian (in such capacity, the “Custodian”).

W I T N E S S E T H

WHEREAS, the Depositor, the Seller, the Master Servicer, the Securities Administrator, the Trustee and the Custodian entered into the Pooling and Servicing Agreement;

WHEREAS, the parties hereto wish to amend the Pooling and Servicing Agreement as set forth herein;

WHEREAS, Section 12.01(iv) of the Pooling and Servicing Agreement permits amendments to the Pooling and Servicing Agreement to conform the terms thereof to the description thereof provided in the Prospectus;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.

Defined Terms.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 2.  Amendments to Article I.

(a)

The following definition is added immediately following the definition of “1933 Act” in Section 1.01:

“Acceptable Successor Servicer”:  A FHLMC- or FNMA-approved servicer that is (i) reasonably acceptable to the Master Servicer and (ii) acceptable to each Rating Agency, as evidenced by a letter from each such Rating Agency delivered to the Master Servicer and the Trustee that such entity’s acting as a successor servicer will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates.

(b)

The following clause is added to the first paragraph of the definition of “Mortgage Loan Schedule” in Section 1.01 immediately following clause (xxx) of such definition:

(xxxi)

whether the Mortgage Loan is an SRO Mortgage Loan.

(c)

The following definitions are added immediately following the definition of “Servicing Officer” in Section 1.01:

“Servicing Rights”:  With respect to any SRO Mortgage Loan, any and all of the following: (a) the right, under the related Servicing Agreement, to terminate the SRO Servicer as servicer of such Mortgage Loan, with or without cause, subject to Section 3.03 of this Agreement; (b) the right, under the related Servicing Agreement, to transfer the Servicing Rights and/or all servicing obligations with respect to such Mortgage Loan, subject to Section 3.03 of this Agreement and (c) all powers and privileges incident to any of the foregoing.

“Servicing Rights Owner”:  GCFP or any successor or assign of GCFP.

(d)

The following definitions are added immediately following the definition of “Special Hazard Mortgage Loan” in Section 1.01:

“SRO Mortgage Loans”:  The Mortgage Loans for which GMAC is the SRO Servicer and GCFP is the Servicing Rights Owner, and which are listed in the Mortgage Loan Schedule.

“SRO Servicer”:  GMAC in its capacity as Servicer of the SRO Mortgage Loans.

(e)

The last sentence of the definition of “Trust Fund” in Section 1.01 is hereby deleted and replaced in its entirety with the following:

Notwithstanding the foregoing, however, the Trust Fund specifically excludes (1) all payments and other collections of interest and principal due on the Mortgage Loans on or before the Cut-Off Date and principal received before the Cut-Off Date (except any principal collected as part of a payment due after the Cut-Off Date), (2) all income and gain realized from Permitted Investments of funds on deposit in the Distribution Account and (3) all Servicing Rights with respect to the Mortgage Loans.

SECTION 3.  Amendment to Article II.

The first paragraph of Section 2.01 is hereby deleted and replaced in its entirety with the following:

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-Off Date Principal Balance, all interest due thereon after the Cut-Off Date and all collections in respect of interest and principal due after the Cut-Off Date; (ii) all the Depositor’s right, title and interest in and to the Distribution Account and all amounts from time to time credited to and the proceeds of the Distribution Account; (iii) any real property that secured each such Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure; (iv) the Depositor’s interest in any insurance policies in respect of the Mortgage Loans; (v) the Depositor’s security interest in the Additional Collateral; (vi) all proceeds of any of the foregoing; and (vii) all other assets included or to be included in the Trust Fund; provided that such assignment shall not include any Servicing Rights with respect to the Mortgage Loans.  Such assignment includes all interest and principal due to the Depositor or the Master Servicer after the Cut-Off Date with respect to the Mortgage Loans.

Notwithstanding anything provided herein to the contrary, each of the parties hereto agrees and acknowledges that, notwithstanding the transfer, conveyance and assignment of the Mortgage Loans from the Depositor to the Trustee pursuant to this Agreement, the Servicing Rights Owner remains the sole and exclusive owner of the Servicing Rights with respect to the SRO Mortgage Loans.

SECTION 4.  Amendments to Article III.

(a)

The third sentence of Section 3.03(a) is hereby deleted and replaced in its entirety with the following:

In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof, and with respect to the SRO Servicer, the Master Servicer shall also notify the Servicing Rights Owner, and the Master Servicer shall issue such notice or take such other action as it deems appropriate and is consistent with Section 3.03(b) or, with respect to the SRO Servicer, Section 3.03(f) below.

(b)

The first sentence of Section 3.03(b) is hereby deleted and replaced in its entirety with the following:

The Master Servicer, for the benefit of the Trust and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, (a) for the SRO Servicer, act in accordance with Section 3.03(f) below and (b) for any other Servicer, terminate the rights and obligations of such Servicer thereunder and act as servicer of the related Mortgage Loans or enter into a new Servicing Agreement with a successor Servicer selected by the Master Servicer which the Master Servicer shall cause the Trustee to acknowledge; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer.

(c)

Section 3.03(c) is hereby deleted and replaced in its entirety with the following:

To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer or a successor Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, or with respect to the terminated SRO Servicer, are not fully and timely reimbursed by the terminated SRO Servicer (or, solely with respect to a termination of the SRO Servicer without cause, the Servicing Rights Owner), the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

(d)

The following new Sections 3.03(f), 3.03(g) and 3.03(h) are added immediately following Section 3.03(e):

(f)  The Master Servicer, for the benefit of the Trust and the Certificateholders, shall enforce the obligations of the SRO Servicer under the related Servicing Agreement.  In the event that the SRO Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the paragraph (a) above, the Master Servicer shall terminate the rights and obligations of such Servicer thereunder and the Master Servicer shall act as servicer of the related Mortgage Loans or enter into a new Servicing Agreement with a successor Servicer that is an Acceptable Successor Servicer selected by the Master Servicer, which the Master Servicer shall cause the Trustee to acknowledge; provided, however, it is understood and acknowledged by the parties hereto that (i) there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer and (ii) during the period in which any successor Servicer appointed by the Master Servicer services the SRO Mortgage Loans, notwithstanding anything to the contrary in this Agreement or the related Servicing Agreement, (a) such successor Servicer, including the Master Servicer if it is the successor Servicer, shall be entitled to retain the full amount of the Servicing Fee for such SRO Mortgage Loans, and the Servicing Rights Owner shall not be entitled to any part of the Servicing Fee with respect to such SRO Mortgage Loans and (b) such successor Servicer must assume all of the obligations of the terminated Servicer under the related Servicing Agreement.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action from the Trust Fund.  Notwithstanding anything to the contrary herein, upon the termination of the SRO Servicer for any reason whatsoever, the Servicing Rights Owner, as owner of the related Servicing Rights, shall at all times have the right to present the Master Servicer with a successor Servicer which the Master Servicer will not unreasonably fail to select as the successor Servicer, assuming that such servicer is an Acceptable Successor Servicer and that such servicer will assume all of the obligations of the terminated Servicer under the related Servicing Agreement.

(g)  It is understood and acknowledged by the parties hereto that, under the related Servicing Agreement, the SRO Servicer has the right to resign as the SRO Servicer under the related Servicing Agreement, provided that such resignation shall not become effective until (i) the Servicing Rights Owner has consented to such resignation, and (ii) a successor Servicer is appointed which (a) is an Acceptable Successor Servicer and (b) which has assumed all of the obligations of the terminated Servicer under the related Servicing Agreement.

(h)  It is understood and acknowledged by the parties hereto that, subject to the provisions of Section 3.03(f) of this Agreement, under the related Servicing Agreement, the Servicing Rights Owner has the right to terminate the SRO Servicer, without cause, as provided and subject to the limitations of the related Servicing Agreement; provided that such termination shall not become effective until a successor Servicer is appointed which (a) is an Acceptable Successor Servicer and (b) which has assumed all of the obligations of the terminated Servicer under the related Servicing Agreement.  Any termination fees owed to the terminated SRO Servicer and any reasonable costs and expenses of the Master Servicer incurred in connection with such termination and transfer of servicing shall be paid by the Servicing Rights Owner.

SECTION 5.  Amendment to Article X.

The following new paragraph is added immediately following the last paragraph of Section 10.01(a):

Notwithstanding anything provided herein to the contrary, upon the exercise of the Call Option Holder of its Call Option, the Servicing Rights Owner shall retain any and all related Servicing Rights with respect to the SRO Mortgage Loans.

SECTION 6.  Effect of Amendment.

Upon execution of this Amendment, the Pooling and Servicing Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Depositor, Seller, Master Servicer, Securities Administrator, the Trustee and the Custodian shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of the Pooling and Servicing Agreement for any and all purposes.  Except as modified and expressly amended by this Amendment, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.  The Trustee makes no representation or warranty as to validity or sufficiency of this Amendment.

SECTION 7.  Binding Effect.

The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Depositor, Seller, Master Servicer, Securities Administrator, the Trustee and the Custodian.

SECTION 8.  Governing Law.

This Amendment shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of law principles) and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

SECTION 9.  Severability of Provisions.

If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

SECTION 10.  Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 11.  Counterparts.

This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the Depositor, the Seller, the Master Servicer, the Securities Administrator, the Trustee and the Custodian have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GREENWICH CAPITAL ACCEPTANCE, INC.,
as Depositor

By:  /s/ Shakti Radhakishun

Name:  Shakti Radhakishun
Title:  Senior Vice President

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,
as a Seller

By:  /s/ Shakti Radhakishun

Name:  Shakti Radhakishun
Title:  Senior Vice President

WELLS FARGO BANK, N.A.,
as Master Servicer and Securities Administrator

By:  /s/ Diane Courtney

Name:  Diane Courtney
Title:  Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Trustee and Custodian

By:  /s/ Nicholas Gisler

Name:  Nicholas Gisler

Title:  Associate

By:  /s/ Hang Luu

Name:  Hang Luu

Title:  Authorized Signer